Exhibit 10.3

FORM OF

LOCK-UP AGREEMENT

                    , 2015

Cambridge Capital Acquisition Corporation

525 South Flagler Drive, Suite 201

West Palm Beach, FL 33401

Parakou Tankers, Inc.

609 Fifth Avenue, Suite 1102

New York, NY 10017

Cambridge Holdco, Inc.

525 South Flagler Drive, Suite 201

West Palm Beach, FL 33401

Attention:

Ladies and Gentlemen:

In connection with the Business Combination Agreement (the “Merger Agreement”), dated as of December 1, 2014, by and among Cambridge Capital Acquisition Corporation (“Cambridge”), Cambridge Holdco, Inc. (“Holdco”), Cambridge Merger Sub, Inc., Parakou Tankers, Inc. (“Company”) and Mr. Por Liu, to induce the parties to consummate the transactions contemplated by the Merger Agreement, the undersigned agrees not to, either directly or indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer to sell, assign, hypothecate, donate, transfer, including by operation of law, incur any lien, grant any security interest in, pledge, dispose of or otherwise encumber of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of Holdco Stock, issued or to be issued to the undersigned or to any other person or entity of which the undersigned is an Affiliate (as defined below), in each case in connection with the transactions contemplated by the Merger Agreement, (the “Restricted Securities”); for the avoidance of doubt, if any Holdco Stock is acquired by the undersigned after the Closing Date in any open-market transaction, such Holdco Stock shall not be deemed a “Restricted Security” hereunder,

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise, or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities (it being understood that the foregoing shall not prohibit the undersigned from making any such disclosure to the undersigned’s existing or potential shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, and their respective shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, in each case on a confidential basis).

As used herein, “Restricted Period” means the period commencing on the Closing Date and (A) with respect to 50% of such Restricted Securities, ending on the earlier of (i) the date on which the Closing Price of the shares of Holdco Stock exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing Date and (ii) the day preceding the day that is twelve months after the Closing Date and (B) with respect to the remaining 50% of such Restricted Securities, ending on the day preceding the day that is 12 months after the Closing Date; provided, however, the Restricted Period shall terminate immediately prior to the consummation of a liquidation, merger, stock exchange or other similar transaction that results in any HoldCo stockholder having the right to exchange their shares of Holdco Stock for cash, securities or other property (including pursuant to an acceptance of a general offer for Restricted Securities made to all holders of such class of securities on equal terms or provision of an irrevocable undertaking to accept such an offer).

For purposes of this Lock-Up Agreement, “Closing Price” means, with respect to the Restricted Securities, as of the date of determination, (i) if the Restricted Securities are listed on a national securities exchange, the closing price per share of a Restricted Security officially reported on the principal national securities exchange on which the Restricted Securities are then listed or admitted to trading; or (ii) if the Restricted Securities are not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices of the Restricted Securities on such date on the principal over the counter market on which the Restricted Securities are traded; or (iii) if neither of clause (i) or (ii) is applicable, a market price per share determined in good faith by the Holdco Board or, if such determination is not satisfactory to the undersigned for whom such determination is being made, by a nationally recognized investment banking firm mutually selected by Holdco and the undersigned, the expenses for which shall be borne equally by Holdco and the undersigned. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death (in the event the undersigned is an individual rather than an entity), (i) in a transaction that does not involve a Public Offering or is not made through a securities exchange or an over-the-counter securities market, (ii) by gift, will or intestate succession, or by judicial decree, to the undersigned’s beneficiaries or “family members” (as defined below), as applicable, or to trusts, corporations, partnerships, limited liability companies, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members” or executives of Holdco or any controlled subsidiary of Holdco, or (iii) for philanthropic purposes; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean any relationship by blood, marriage or adoption, including, but not limited to, spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. For purposes of this Lock-Up Agreement, “Public Offering” means an underwritten public offering of registrable securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders, members, Affiliates, directors, officers, employees or partners of such entity or any Affiliate of the foregoing or Holdco or any controlled subsidiary of Holdco; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released, from time to time, in whole or part from the terms hereof upon the unanimous written consent of the disinterested members of the Holdco Board (provided that the Restricted Securities held by any entity or individual executing a Lock-Up Agreement in connection with the Merger Agreement are similarly released from all restrictions on transfer then applicable to such shares).

The undersigned hereby authorizes Holdco’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned an appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the first Business Day following the expiration of the Restricted Period.

All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Merger Agreement.

The Lock-Up Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing is this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Each party acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms and in the event of breach of this Lock-Up Agreement by a party, the other party would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the non-breaching party may be entitled, it shall be entitled to enforce any provision of this Lock-Up Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Lock-Up Agreement, without posting any bond or other undertaking.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all claims in respect of the interpretation and enforcement of the provisions of this Agreement will be heard and determined in such a New York federal or State court, and that such jurisdiction of such courts with respect thereto will be exclusive, except solely to the extent that all such courts lawfully decline to exercise such jurisdiction. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that it is not subject to such jurisdiction. Each party hereby waives, and agrees not to assert, to the maximum extent permitted by Law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforces in or by such courts. Each party hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Lock-Up Agreement.

This Lock-Up Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

This Lock-Up Agreement constitutes the entire agreement among the parties with respect to the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

This Lock-Up Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any purported assignment in violation of the foregoing sentence shall be void and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature page follows]

IN WITNESS WHEREOF, the parties here caused this Lock-Up Agreement to be executed as of the date first written above by their respective officers therein to duly authorized.

POR LIU

CAMBRIDGE CAPITAL LLC

By
Name:
Title:

GORDON FAMILY 2007 TRUST

By
Name:
Title:

MITCHELL GORDON

MICHAEL DURHAM

GANTCHER FAMILY LIMITED PARTNERSHIP

By
Name:
Title:

[Signature Page to Lock-Up Agreement]

SCOTT LAURANS

BOB HAMMEL

HERB SHEAR

JONATHAN MEEKS

SIDNEY BROWN

DAVID BRODSKY

ELLIOTT BRODSKY

JONATHAN MORRIS

RAMON SUAZO

[Signature Page to Lock-Up Agreement]

ALEX 2012 TRUST

By
Name:
Title:

RAYMOND AVON VENTURES, LLC

By
Name:
Title:

CAMBRIDGE CAPITAL ACQUISITION CORPORATION, solely for the purposes of enforcement hereof

By
Name:
Title:

PARAKOU TANKERS, INC., solely for the purposes of enforcement hereof

By
Name:
Title:

CAMBRIDGE HOLDCO, INC., solely for the purposes of enforcement hereof

By
Name:
Title:

[Signature Page to Lock-Up Agreement]